                                                                   Exhibit 10.14

                       CONVERTIBLE SUBORDINATED DEBENTURE

                               PURCHASE AGREEMENT

                                MEMRY CORPORATION

                                December 22, 1994
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             CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT
             -----------------------------------------------------

      THIS CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT ("Agreement") is made as of the 22nd day of December, 1994, by and between MEMRY CORPORATION, a Delaware corporation (the "Company"), and CONNECTICUT INNOVATIONS, INCORPORATED, a specially chartered Connecticut corporation (the "Investor"). Certain capitalized terms used herein and not defined where used are defined in
Section 8 hereof.

      THE PARTIES HEREBY AGREE AS FOLLOWS:

            1.    Purchase and Sale of Securities.
                  -------------------------------

            1.1   Sale and Issuance of Securities.
                  -------------------------------

                  (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below) the Investor agrees to purchase and the Company agrees to sell and issue to the Investor the following securities (collectively the "Purchased Securities"): (i) a Convertible Subordinated Debenture of the Company in the form of Exhibit A hereto and in the principal amount of $763,208.00 (the "Debenture"); (ii) Warrants to purchase 508,805 shares of the Company's Common Stock, par value $0.01 (the "Common Stock"), at an initial price of $2.15 per share, evidenced by a Warrant Certificate in the form of Exhibit B hereto (the "Class I Warrants"); and (iii) Warrants to purchase 305,283 shares of Common Stock at an initial price of $2.75 per share, evidenced by a Warrant Certificate in the form of Exhibit C hereto (the "Class II Warrants"). The issuance and sale by the Company to the Investor of the Purchased Securities at the Closing shall be in consideration of the following:
(x) the delivery to the Company of a check in the amount of $370,153; (y) the delivery to the law firm of Finn Dixon & Herling, counsel to the Company, of a check, in the amount of $45,000, payable to the order of "Finn Dixon & Herling Trust Account" pursuant to the Escrow Agreement described below; and (z) the delivery by the Investor to the Company of the Company's 10% Convertible Demand Note, dated August 1, 1994, in the stated principal amount of $334,847.00 (the "Note"), marked "paid in full" by the Investor, for an aggregate purchase price for the Purchased Securities of Seven Hundred Sixty Three Thousand Two Hundred and Eight Dollars ($763,208) (the "Purchase Price").

                  (b) The Company and the Investor, having adverse interests and as a result of arm's length bargaining, agree that (i) the Investor has not rendered or agreed to render any services to the Company in connection with this Agreement or the issuance of the Debenture, Class I Warrants and Class II Warrants; and (ii) the assumed price at which the Debenture would be issued if it were issued apart from the Class I Warrants and Class II Warrants is 99% of the principal amount thereof.
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                                      - 2 -

                  (c) The Company shall use the $370,153 cash proceeds from the sale of the Purchased Securities pursuant to Section 1.1(a) above for activities conducted in the State of Connecticut for the development, marketing and production of its shape memory products. Without limitation, the Company will not use the proceeds for repayment of indebtedness, including trade payables except in the ordinary course of business and incurred after November 29, 1993.

            1.2   Closing.

                  (a) The Closing shall take place at the offices of Shipman & Goodwin, Hartford, Connecticut, commencing at 10:00 a.m. Eastern daylight savings time on Thursday, December 22, 1994 (the "Closing Date").

                  (b) At the Closing the Company shall deliver to the Investor the Purchased Securities which the Investor is purchasing against delivery to the Company of the Purchase Price.

            2. Representations and Warranties of the Investor. The Investor
               ----------------------------------------------
hereby represents and warrants to the Company and acknowledges and intends that the Company rely thereon, as follows:

                  (a) The Investor will not sell, assign, pledge, transfer, or otherwise dispose of, whether directly or indirectly, all or any portion of the Purchased Securities, or any Common Stock obtained upon the exercise or conversion of the Purchased Securities or as a stock dividend on the Common Stock so obtained (such Common Stock being hereinafter collectively referred to as the "Underlying Securities"; the Purchased Securities and the Underlying Securities are hereinafter collectively referred to as the "Securities")), to any person or entity without complying with applicable securities laws;

                  (b) The Investor is acquiring the Purchased Securities and the Underlying Securities for the Investor's own account, for investment purposes only and not with a view to any distribution of such Securities;

                  (c) The Investor acknowledges and agrees that the Company has informed the Investor that the Securities are not registered under any securities laws, and, therefore, that (absent registration under or exemption from applicable securities laws) the Securities are subject to substantial restrictions on transfer;
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                                      - 3 -

                  (d) The Investor has investigated the purchase of the Securities to the extent the Investor deems necessary or desirable, and the Company has provided the Investor with any assistance in connection therewith which Investor has requested. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the acquisition of the Securities and of making an informed investment decision with respect thereto and the Investor has the ability to bear the economic risk of an investment in the Company and to withstand a complete loss of its investment. The Investor is financially able to hold the Securities for an indefinite period of time;

                  (e) The Investor has been furnished by the Company with all information the Investor has reasonably requested in order to form an informed investment decision concerning the purchase of the Securities. The Investor has been afforded an opportunity to ask questions of, and receive answers from representatives of the Company concerning the terms and conditions of the Investor's purchase of the Securities and has been afforded the opportunity to obtain any additional information (to the extent the Company had such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by the Company;

                  (f) The Investor understands that no United States federal or state agency or any agency of any other government has passed upon or made any recommendation or endorsement of any investment in the Company;

                  (g) The Investor has not been organized for the purpose of purchasing the Securities;

                  (h) The Investor is a "financial institution" or "institutional buyer" as such terms are defined in Section 36- 490(b)(8) of the General Statutes of Connecticut;

                  (i) The Investor understands that the certificates evidencing the Purchased Securities and any Underlying Securities will bear a legend stating in substance:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE
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COMPANY THAT SUCH SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER
DISPOSITION DOES NOT VIOLATE THE PROVISIONS OF SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

provided, however, that the Company agrees to cause such legend to be removed from any certificates representing any Securities after such Securities have been transferred pursuant to a registered public offering, an effective exemption under Section 4(1) of that Act, or Rule 144 promulgated thereunder; and

                  (j) The Investor agrees and acknowledges that, as of the date hereof: (i) the Company has not reserved shares of Common Stock for issuance upon the exercise of the Class I Warrants, the Class II Warrants or the 90,000 additional shares of Common Stock that the Class III Warrants (as defined in Section 7.7 hereof) are being amended to grant to the Investor, or upon the conversion of the Debenture, except as described in Section 3.7 below; (ii) that the Company does not currently have authorized and unreserved a sufficient number of shares of Common Stock to allow for the full conversion and exercise of the Purchased Securities; and (iii) that pursuant to the terms of the Purchased Securities and this Agreement, while the Company is obligated to use its best efforts to cause such a sufficient number of shares to be authorized and reserved for issuance upon the conversion and exercise of the Purchased Securities as soon as practicable, it is not required to accomplish the same prior to September 1, 1995.

      3.  Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Investor as follows:

      3.1 Registration and Other Rights. Except as set forth on Schedule A, and
          -----------------------------
with respect to the registration rights granted herein, there are no "side agreements" or other agreements or understandings with any person regarding registration of securities of the Company under the Securities Act of 1933, as amended. Between June 30, 1994 and the date hereof, no securities of the Company have been sold which provide any registration or other rights more favorable than those set forth herein. Between the date hereof and July 1, 1995, the Company agrees that it will not provide any registration or other rights more favorable than those set forth herein unless the Investor is also concurrently offered comparable rights or unless such rights differ only as to price and trigger adjustments to the conversion price for the Debenture and the exercise price for the Class I Warrants and the Class II Warrants. The Company shall provide the Investor with copies of all such sale agreements and related documents.
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      3.2 Amount of Financing. The Company is closing, concurrently with the
          -------------------
Investment, or has already closed, on a minimum of $4,000,000, in addition to the amount provided by the Investor, of payments for the Company's equity or convertible indebtedness since January 1, 1993. Schedule B hereto contains a list of such payments.

      3.3 No Adverse Change. Since the date of the Placement Memorandum (as
          -----------------
hereinafter defined) there have not been any changes in the business, prospects or affairs of the Company which, in the aggregate, have been, or are expected to be, materially adverse, which have not been disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1994, or the Company's Quarterly Report on Form 10-QSB for the first quarter of the Company's current fiscal year.

      3.4 Authorization. All action on the part of the Company, its directors
          -------------
and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, execution and delivery of the Purchased Securities, have been taken (except that the Company has not reserved for issuance shares of Common Stock to be issued (x) upon the exercise of the Class I Warrants, the Class II Warrants or the 90,000 additional shares of Common Stock that the Class III Warrants are being amended and restated to grant to the Investor, or (y) upon the conversion of the Debenture at a conversion price of less than $1.50 per share (although the Company has duly reserved 508,805 shares of its Common Stock for issuance upon the full conversion of the Debenture at its original conversion price of $1.50 per share) nor does the Company currently have authorized and unreserved a sufficient number of shares of Common Stock to allow for the conversion and exercise of the Purchased Securities not already reserved for as provided above). This Agreement, including the exhibits hereto, is a valid and binding obligation of the Company, enforceable in accordance with its terms against the Company.

      3.5 Disclosure. Neither this Agreement nor any other written statement
          ----------
furnished to the Investor nor its counsel in connection with the investment made hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.
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      3.6 Confidentiality, Non-Competition, Proprietary Information and
Employment Agreements. Each of the key employees and consultants of the Company and of each subsidiary listed on Schedule C has entered into a confidentiality agreement, a non-competition agreement, a proprietary information and invention agreement and/or an employment agreement, true and accurate copies of which have been provided to the Investor.

      3.7     Capitalization.

              (a) Upon the consummation of the Closing, the Company's authorized capital stock will consist of (i) 10,000,000 shares of Common Stock, of $0.01 par value each, of which 5,370,708 shares (subject to downward adjustment due to the elimination of fractional shares in conjunction with the Company's one-for-ten reverse stock split effected on or about August 8, 1994 (the "Reverse Stock Split")) will be issued and outstanding (1,086,761 shares have been reserved for issuance upon the conversion of the Company's issued and outstanding preferred stock, 2,291,000 reserved for issuance upon the conversion of the Company's issued and outstanding warrants, 600,000 shares have been reserved for issuance upon the exercise of options under the Company's Stock Option Plan (under which plan 205,850 options have currently been granted) and 508,805 shares will be reserved for issuance to the Investor upon conversion of the Debenture) and (ii) 100,000 shares of preferred stock, par value $100.00 per share, of which 124 shares of Series A Preferred Stock and 250 shares of Series B Preferred Stock are currently outstanding. Except as set forth on Schedule D, the Company has not approved sales of or agreed to issue any additional shares of the Company's Common Stock.

              (b) Upon consummation of the Closing, all issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and nonassessable and will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. There are no outstanding preemptive or other preferential rights, conversion rights or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, except with respect to options, warrants and preferred stock conversion rights for which Common Stock has been reserved as set forth above, or as set forth on Schedule E. To the Company's knowledge, no holder of Common Stock has granted any option or other right to purchase from such shareholder any interest in any share of Common Stock. The Company holds no shares of its capital stock in its treasury.
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                  (c) The Company shall use its best efforts to (i) convene a meeting of the Company's shareholders as promptly as practicable but in no event later than September 1, 1995, for the purpose of amending the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to a number sufficient to allow for the full exercise and conversion of the Purchased Securities, and (ii) at such meeting, cause such proposed amendment (the "Capitalization Amendment") to be adopted. Promptly upon the adoption of the Capitalization Amendment, the Company shall (i) file with the Delaware Secretary of State a Certificate of Amendment to Certificate of Incorporation giving effect to the Capitalization Amendment and (ii) immediately upon the effectiveness of such filing, reserve a sufficient number of shares of Common Stock to allow for the full exercise and conversion of the Purchased Securities.

      4. Registration. The Company covenants and agrees as follows:

              4.1 Definitions.      For purposes of this Section 4:

                  (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means any Underlying Securities owned or acquirable by the Investor, and any shares of Common Stock acquired or acquirable upon the exercise of the Class III Warrants (as described below), excluding, however, any Registrable Securities (x) sold by a person in a transaction in which its rights under this Section 4 are not assigned, (y) sold pursuant to a registration, and (z) saleable under paragraph (k) of Rule 144;

                  (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4.10 hereof; and

                  (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits including or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
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              4.2 Registration of Investor's Resale of the
Registrable Securities.

                  (a) The Company shall (i) promptly convert its registration statement currently filed under the Act to a registration statement covering, inter. alia, the resale by the Investor of the Registrable Securities acquired by it pursuant to this Agreement (the "Registration Statement"), (ii) cause such Registration Statement to become effective no later than February 28, 1995,
(iii) subject to the provisions of this Section 4, maintain the effectiveness of the Registration Statement (or, to the extent required, one or more additional registration statements) for a period of three years from the effective date thereof, and (iv) use its best efforts to allow the Investor to continually sell Registrable Securities pursuant to such registration free from any stop orders or suspensions by the Company or advice of Company's counsel or Investor's counsel to cease trading. The Company shall furnish to the Investor copies of all documents filed and correspondence with the SEC relating to the Registration Statement, and such other information as the Investor shall reasonably request.

                  (b) The Company shall effect the Registration Statement pursuant to the following conditions:

                        (i) If, at some time in the future, the Holders intend to distribute the Registrable Securities covered by the registration by means of an underwriting, they shall so advise the Company. All Holders proposing to distribute their securities through such underwriting ("Participating Holders") shall (together with the Company as provided in subsection 4.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Participating Holders. Notwithstanding any other provision of this Section 4.2, if the underwriter advises the Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Participating Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Participating Holder.

                        (ii) Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the President of the Company stating that the Company is engaged in an activity which, in the good faith judgment of the Board of
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                                     - 9 -


Directors of the Company, would be adversely affected by the requested underwritten registration to the material detriment of the Company, then the Company shall have the right to defer such underwriting for a period of not more than four months, provided that such right may not be exercised more than once.

                  (c) In the event that on the third anniversary of the effective date of the Registration Statement the Investor shall be deemed to be an affiliate for purposes of Rule 144 under the Act, the Investor shall have the right to make a written request to the Company for registration under the Act of the resale of all or part of the Registrable Securities ("Demand Registration") which Demand Registration the Company shall be obligated to effect pursuant to and subject to the terms and conditions of this Section 4.

              4.3 Obligations of the Company. With respect to the Registration Statement, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of the securities covered by such registration statement;

                  (c) Furnish to the Investor or, as applicable, the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Investor or, as applicable, the Holders may reasonably request;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor or, as applicable, the Holders to effect such registration statement or, as applicable, to enable the Holders to consummate the disposition in such jurisdictions of such securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do
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                                     - 10 -


business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

                  (f) Notify the Investor or, as applicable, each Holder of Registrable Securities covered by such registration statement and each underwriter thereof, if any, of the effectiveness of such registration statement and, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing, and at the request of the Investor or, as applicable, any such Holder or underwriter promptly prepare and furnish to the Investor or, as applicable, such Holder or underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (g) Furnish, at the request of (i) the Investor, on the date on which the Registration Statement becomes effective and on such later dates as requested, or (ii) as applicable, any Holder, on the date that such Holder's Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 4.2(b) hereof, if such securities are being sold through underwriters, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering, addressed to the Investor or, as applicable, underwriters, if any, and to the Holders and (B) a letter, dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the Investor or, as applicable, the underwriters, if any, and to the Holders; provided, however, that the Company will only bear the cost of
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obtaining the comfort described in (A) and (B) above on the first two occasions thereof, and notwithstanding anything to the contrary contained elsewhere herein the Investor will be required to bear the costs of obtaining such comfort on all subsequent occasions.

              4.4 Obligations of Selling Holders.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Holders of Registrable Securities included in a registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

              4.5 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Section 4.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursement of counsel for the Company, transportation expenses, mailing expenses, and the fees and disbursements of counsel for the selling Holders shall be borne and paid by the Company.

              4.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders).

              4.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

              4.8 Indemnification. With respect to the Registration Statement and in the event any Registrable Securities are included in a registration statement under Section 4.2(b) hereof:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any Holder, or any underwriter (as defined in the Act) for such Holder, each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and each officer, director or agent of the Holder against any losses, claims, damages, or liabilities (joint or several) to which they, or any of them, may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the relevant registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law applicable to the Company in connection with any such registration; and the Company will pay to the Investor or each such Holder, underwriter, controlling person, officer, director or agent, as incurred, any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the
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                                     - 13 -


Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person, officer, director or agent.

                  (b) To the extent permitted by law, the Investor and any Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor or any Holder, as applicable, expressly for use in connection with such registration; and the Investor or any Holder, as applicable, will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.8(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor or any Holder, as applicable, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this
Section 4.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party
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                                     - 14 -


by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, but omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

                  (d) The obligations of the Company, the Investor and any Holders under this Section 4.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

              4.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Act (Rule "144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees on and after the Closing that it will:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) Use its best efforts to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities and, at such time that Form S-3 can be utilized, to replace the Registration Statement with a registration statement on said Form S-3;

                  (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                  (d) Furnish to any Holder of Registrable Securities, so long as the Holder owns Registrable Securities representing one percent (1%) or more of the Company's Common Stock, (i) forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act (to the extent that the Company has so complied), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) substantially concurrently with the filing thereof, copies of the annual and quarterly reports of the Company, filed with the SEC and such other reports and documents so filed by the Company, (iii) as soon as they shall become available to the Company, any and all audited financial statements of the Company and management letters from the Company's independent auditors and the Company's response thereto, and (iv) such other information as may be reasonably requested in availing any Holder of Registrable Securities of any rule or regulations or the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                  (e) Not terminate the registration statement relating to the Registrable Securities prior to the third anniversary of the date hereof unless and until in the opinion of counsel for the Company, which opinion shall be reasonably satisfactory to the Holder and its counsel, the Holder has the right to sell the Registrable Securities immediately under Rule 144(k) of the Act.

      4.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 4.2(b) hereof may be assigned by a Holder of Registrable Securities to a transferee or assignee of such securities provided the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

      4.11    Amendment of Registration Rights.

              Any provision of this Section 4 pertaining to Registrable Securities may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      5. Covenants of the Company. The Company hereby covenants and agrees, that so long as the Investor owns any Securities:

      5.1 Basic Financial Information. The Company will furnish the following reports to the Investor:

              (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated (and consolidating) statements of income and source and application of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and audited (without scope limitations imposed by the Company) by independent public accountants of recognized standing selected by the Company and satisfactory to the Investor;

              (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated (and consolidating) balance sheet of the Company and its subsidiaries, if any, as of the end of such quarterly period, and consolidated (and consolidating) statements of income and source and application of funds of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, and setting forth any events which could reasonably be expected to have an adverse effect upon the Company's finances or the results of its operations, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

              (c) Within five days after the time periods required for the furnishing thereof, copies of its reports filed on Form 10- KSB, Form 10-QSB, Form 8-K (or such comparable forms as the Company may be qualified to use), or any successor form or forms, and if such reports are filed in a timely manner under the Exchange Act, they shall be in lieu of the financial information required pursuant to Sections 5.1(a) and (b) above;

              (d) Each set of financial statements delivered to the Investor pursuant to Section 5.1 will be accompanied by a certificate of the Chairperson, President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

                  (i) Covenant Compliance - any information required in order to establish whether the Company was in compliance with the requirements of this
Section 5 during the period covered by the income statements then being furnished; and

                  (ii) Event of Default - that the signers have reviewed the relevant terms of this Agreement and the Debenture and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and its subsidiaries, if any, from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a breach or default under this Agreement or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

      5.2     Additional Information and Rights.  The Company will:

              (a) Permit the Investor (or its designated representative) to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such party may reasonably request;

              (b) Deliver to the Investor the reports and data described below:

                  (i) As soon as available, information and data on any material adverse changes in or any event or condition which materially adversely affects the business, operations or plans of the Company;

                  (ii) Immediately upon becoming aware of any condition or event which constitutes a breach of this Agreement or the Debenture, written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

                  (iii) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as the Investor may from time to time reasonably request;

              (c) Not hold any meetings of its Board of Directors on less than five (5) business days' written notice and will permit the Investor to send a representative (without voting rights) as an observer to each meeting of the Board of Directors of the Company and all committees of such Board. The Company shall give the Investor notice of each such meeting in the form and manner such notice is given to the Company's directors. The Company will not permit its directors or shareholders to conduct any material business by written consent without giving at least five (5) days' written notice to the Investor, which notice shall contain an exact copy of the consent resolution proposed to be adopted.

      5.3 Maintenance of Connecticut Presence. Prior to the Expiration Date, the Company or any Permitted Successor, as the case may be, together with its subsidiaries, shall maintain a Connecticut Presence.

      5.4     Connecticut Employment.

              (a) The Company shall create jobs in the State of Connecticut and shall use its best efforts to employ residents of Connecticut in these jobs.

              (b) The Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) within the State of Connecticut without first obtaining the express written consent of the Investor, which consent the Investor may withhold in its discretion. If the Company relocates within the State of Connecticut, it will offer employment at its new location to its employees from the original location if such employment is available.

              (c) The Company shall furnish to the Investor copies of the quarterly reports filed by the Company and any of its subsidiaries with the Connecticut Department of Labor and upon request, employment records and such other personnel records to the extent permitted by law as the Investor may reasonably request to verify the creation or retention of Connecticut employment.

              (d) The Company will at any time at the request of the Investor provide the Investor with authorization satisfactory to the Connecticut Department of Labor enabling the Investor to examine all records of said Department relating to the Company and/or any of its subsidiaries.

      5.5 Equal Opportunity. The Company agrees and warrants that it is an equal opportunity employer and that it does not discriminate. The Company further agrees and warrants that:

              (a) The Company will not discriminate or permit discrimination against any employee or applicant for employment because of sex, sexual orientation, race, color, religious creed, age, marital status, mental retardation, physical disability, national origin, or ancestry. Such action shall include, but not be limited to, the following: employment upgrading, demotion or transfer, recruitment advertising; lay-off or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

              (b) The Company agrees to take affirmative action to insure that applicants with job-related qualifications are employed.

              (c) The Company will, in its solicitation for employees, state that it is an "affirmative action-equal opportunity employer."

              (d) The Company agrees to provide each labor union or representative of workers with which the Company has a collective bargaining agreement or other contract or understanding, and each vendor with which the Company has a contract or understanding, a notice to be provided by the Commission of Human Rights and Opportunities (the "CHRO") to post copies of the notice in conspicuous places available to employees and applicants for employment.

              (e) The Company agrees to cooperate with the Investor, the State of Connecticut and/or any of its agencies and the CHRO to insure that the purpose of this equal opportunity clause is being carried out.

              (f) The Company agrees to comply with all relevant regulations and orders issued by the CHRO, to provide the CHRO with such information as it may request, and to permit the CHRO access to pertinent books, records, and accounts concerning the contractor's employment practices and procedures.

              (g) The Company agrees to comply with all of the requirements set out by Section 4a-60 of the Connecticut General Statutes, as it may be amended.

              (h) The Company agrees to post a notice of this acceptance of the foregoing equal employment opportunity provisions at its place of business, clearly visible, in such form as is satisfactory to the Investor.

      6. Right to Put Shares.

      6.1 Right to Put. On the terms and conditions herein set forth, the Investor shall have the right to sell the Company, and the Company agrees to purchase from the Investor, all Securities held at that time (the "Put"), for the Put Price.

      6.2 Method of Exercise. On the terms and conditions herein set forth, the Investor may exercise its rights hereunder to sell all Securities held by the Investor at that time by delivering to the Company a notice of Put (a "Notice of Put") in the form attached hereto as Exhibit D.

      6.3 Time of Exercise. At any time prior to the Expiration Date, the rights of the Investor to Put its Securities shall become exercisable at any time, and each time, that either (i) the Company or any Permitted Successor, as the case may be, together with its subsidiaries, ceases to maintain a Connecticut Presence, or upon the taking of action by Board of Directors, stockholders or officers of the Company or any Permitted Successor to authorize the Company or any Permitted Successor not to maintain a Connecticut Presence, or (ii) a Registration Default occurs, or (iii) if any provision of Section 4 hereof is amended and/or revised pursuant to Section 4.11 without the Investor's prior written consent. The Company shall promptly notify the Investor in writing of the occurrence of any of the events specified in clauses (i) through (iii) above, and if the Company so notifies the Investor, the Investor may, at anytime within sixty (60) days after receipt of such notice from the Company of that failure and/or Registration Default, deliver a Notice of Put to the Company. If the Company fails to provide the Investor with such a notice when required, the Investor may exercise its right to Put at any time thereafter.

      6.4 Put Closing. The closing (the "Put Closing") of the purchase and sale of the Securities then owned by the Investor pursuant to this Section 6 shall be held on the date (the "Put Date") which is the sixtieth (60th) day after delivery of the Notice of Put. At the Put Closing, the Investor will deliver the Securities to the Company which are being Put, and the Company will deliver to the Investor the Put Price for the Securities being Put in cash, certified or bank check, or by wire transfer.

      6.5 Inclusion of Class III Warrants. At the option of the Investor, the Investor may include within the Put any or all Class III Warrants then held by the Investor along with any or all shares of Common Stock obtained by the Investor upon the exercise of any Class III Warrants prior to the date of the Put Closing (collectively the "Class III Securities"). In the event the Investor exercises its rights pursuant to this Section 6.5, the term "Securities" as used in clauses (ii)(x) and (ii)(y) of the definition of Put Price in Section 8 hereof shall be deemed to include the Class III Securities, and the phrase "and Class III Warrants" shall be deemed to be inserted in clause (ii)(y) between the phrase "Class II Warrants" and the word "included."

      7. Conditions to Closing of Investor.

      The obligation of the Investor to consummate the transactions contemplated hereby is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      7.1 Representations and Warranties Correct. The representations and warranties made by the Company in this Agreement shall be true and correct when made, and shall be true and correct in all respects at the Closing Date as if made at and as of the Closing and with respect thereto, after giving effect to the transactions contemplated hereby.

      7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been so performed or complied with in all respects.

      7.3 Compliance and Secretary's Certificates. The Investor shall have received a certificate from the Secretary of the Company, substantially in the form of Exhibit E to this Agreement, dated the Closing Date, with respect to the matters therein set forth.

      7.4 Opinion of Company Counsel. The Investor shall have received from Finn Dixon & Herling, counsel to the Company, an opinion addressed to it, dated the Closing Date, to the effect and in substantially the form set forth in Exhibit F hereto.

      7.5 Good Standing Certificates. The Company shall have delivered to the Investor a certificate of recent date from the Secretary of the State of Delaware with respect to the Company's and the subsidiary's due incorporation, good standing, legal corporate existence, due authorization to conduct business and the payment of all franchise taxes, and, certificates from the Secretary of State in each jurisdiction in which the Company or any subsidiary is required to be qualified to do business with respect to the Company's or such subsidiary's good standing and due authorization to conduct business therein.

      7.6 Tax Matters. The Company shall have delivered to the Investor tax clearance letters from the Connecticut Department of Revenue Services or other applicable taxing authority with respect to the corporation business tax and sales and use tax respecting the Company and each subsidiary and similar tax clearance letters from the Massachusetts taxing authority with respect to Wright Machine Corporation.

      7.7 Amendment of Warrant. The existing warrants held by the Investor to purchase 10,000 shares of Common Stock at an exercise price of $10.00 per share (such number of shares and price having been adjusted to give effect to the Reverse Stock Split) are being amended to provide the Investor, inter alia, the right to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, and such amended warrants (the "Class III Warrants") are being codified by the delivery to the Investor of a new warrant certificate, in the form of Exhibit G hereto, in return for the old warrant certificate marked "cancelled".

      7.8 Delivery of Escrow Agreement. Simultaneously with the execution and delivery hereof, the Investor, the Company and the Company's counsel are entering into an escrow agreement in the form of Exhibit H hereto relating to the $45,000 deposited in escrow pursuant to Section 1.1 above and the manner in which the Company's use of such funds is expressly limited.

      7.9 Legal Investment. At the time of the Closing, the purchase of the Purchased Securities by the Investor shall be legally permitted by all laws and regulations to which the Investor and the Company are subject.

      7.10 Qualifications. All authorizations, approvals, consents or permits of any governmental authority, regulatory body or third party that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement (except as otherwise specifically provided herein) shall have been duly obtained and shall be effective on and as of the Closing Date, including, if necessary, permits from applicable state securities authorities, qualifying the offer and sale of the Purchased Securities and the Underlying Shares.

      7.11 Proceedings and Documents. All corporate and other proceedings taken by the Company in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor and special counsel for the Investor.

      7.12 Non-Competition and Proprietary Information Agreements. Each of the key employees and consultants of the Company and of each subsidiary listed on Schedule C shall have entered into a confidentiality agreement, a non-competition agreement, a proprietary information and invention agreement and/or an employment agreement in form and substance satisfactory to the Investor.

      8. Certain Definitions.

              In addition to the definitions contained elsewhere herein, for all purposes of this Agreement, the following terms shall have the meanings set forth below:

              Change in Control - shall mean any transaction in which the Company or any Permitted Successor sells all or substantially all its assets or transfers or exclusively licenses its principal intellectual property to another person or entity, or merges with or into another entity and the holders of voting stock of the Company or the Permitted Successor prior to such event do not own and continue to own more than fifty percent (50%) of the voting stock of the surviving entity, or any single holder or group of holders of voting stock of the Company or any Permitted Successor sell an equity interest to another person or entity, which equity interest either exceeds fifty percent (50%) of the voting stock of the Company or any Permitted Successor or is the largest holding of voting stock.

              Connecticut Presence - shall mean (i) maintaining its corporate headquarters and a majority of its shape memory business operations in the State of Connecticut, (ii) basing its president and chief executive officer, all of its administrative and financial staff, all of its marketing and customer service staff (excluding individuals specific to the Wright Machine Corporation subsidiary only), and all of its research and development staff in the State of Connecticut, (iii) conducting a majority of its operations in the aggregate (including manufacturing and production), directly or through subcontractors and through licensed operations, in the State of Connecticut, excluding Wright Machine Corporation's business related to the production of screw machine products and taper pins, and (iv) maintaining its principal bank accounts with banks located in the State of Connecticut, excluding all banks associated with Wright Machine Corporation. Each failure to comply with any of the clauses set forth in this definition shall constitute a failure to maintain a "Connecticut Presence."

              Current Market Price - shall mean on any day:

              (a) the average of the daily closing prices for the thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period); the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); or

              (b) if the Common Stock is not traded in such manner that the quotations referred to in clause (a) above are available for the period required hereunder, the value determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by the Investor within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm (which has no past or present relationship with the Company or the Investor) selected in good faith by the Board of Directors of the Company, or if such selection cannot be made or is reasonably objected to by the Investor within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in Hartford, Connecticut in accordance with its rules.

              Exchange Act - shall mean the Securities Exchange Act of 1934, as amended from time to time.

              Expiration Date - shall mean the first to occur of (i) ten (10) years from the Closing Date or (ii) the date when the Investor ceases to hold both (a) at least thirty-five percent (35%) of the number of shares of Common Stock acquired or acquirable by the Investor upon the full conversion of the Debenture and exercise of the Class I Warrants and Class II Warrants, as adjusted to date, and (b) any portion of the Debenture.

              Permitted Successor - shall mean any person or entity which succeeds to the control of the business or assets or intellectual property of the Company following any Change in Control, provided that such successor (i) has and maintains a Connecticut Presence and (ii) agrees to be bound by the provisions of this Agreement.

              Placement Memorandum - shall mean the Confidential Private Placement Memorandum dated April 29, 1993, including an offering memorandum, a descriptive memorandum and financial projections.

              Put Date - shall mean the date on which a Notice of Put is given in accordance with this Agreement.

              Put Price - shall mean the greater of (i) that amount which yields to the Investor a compounded rate of return of 25% per annum on that portion of the Purchase Price allocated to Securities still held by the Investor (or as appropriate, the securities converted into or exercised for such Securities), plus, in the case of Common Stock issued upon the exercise of any Class I Warrants or Class II Warrants, any exercise prices paid to acquire Common Stock, when paid, or (ii) the difference between (x) the product of the Current Market Price on the Put Date multiplied by the number of shares of Common Stock included within or acquirable upon the exercise or conversion of all of the Investor's Securities, minus (y) any exercise prices that would have to be paid upon the full exercise of the remaining Class I Warrants and Class II Warrants included within the Securities.

              Registration Default - Either (i) the breach by the Company of the provisions of Section 4.2(a)(ii) above, or (ii) the failure by the Company to keep the Registration Statement effective, free from any stop orders or suspensions by the Company pursuant to Section 4.4(b) above or upon the advice of its counsel or Investor's counsel, for an aggregate of 120 days during any rolling twelve month period (it being agreed and understood that, upon the occurrence of a Registration Default pursuant to this clause (ii), no new rolling twelve month period pursuant to this clause (ii) shall commence prior to the date of such Registration Default), or
(iii) the failure by the Company to have authorized and unissued shares of Common Stock reserved for the full exercise and conversion of the Class I Warrants, the Class II Warrants, the Class III Warrants and the Debenture by September 1, 1995.

      9. Miscellaneous.

      9.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

      9.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

      9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) 48 hours after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, (iii) upon transmission of a confirmed telecopy to such party at a telecopier number furnished by such party for such purpose, or (iv) upon delivery to such address by Federal Express or other courier service.

      9.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor, and the Investor agrees to indemnify and hold harmless the Company, from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or the Investor, as the case may be, or any of their respective officers, employees or representatives is responsible.

      9.8 Amendments and Waivers. Except as specified in Section 4.11, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

      9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      9.10    Indemnification.

              (a) The Company shall, with respect to the representations, warranties, covenants and agreements made by the Company herein, indemnify, defend and hold the Investor harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company.

              (b) The Investor shall, with respect to the representations, warranties, covenants and agreements made by the Investor herein, indemnify, defend and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Investor.

      9.11 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Investor may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. A party acting pursuant to this Section 9.11 shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) in accordance with Section 9.10.

      9.12 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

      9.13 Information to be Provided by Investor. Investor agrees to provide to the Company such information as the Company may reasonably request in order to make accurate and timely required filings and disclosures to its stockholders and to federal, state and self-regulatory agencies.

      9.14 Confidentiality. Any information provided to Investor pursuant to this Agreement shall be used by the Investor solely for, and will only be disclosed to Investor's officers, employees, agents and professional advisors who need to know such information and who will use such information solely for, the purpose of evaluating the Investor's investment in the Company and in furtherance of its interests as an investor in the Company, and the Investor will, and will cause such officers, employees, agents and professional advisors to, maintain the confidentiality of all non- public information of the Company obtained pursuant to this Agreement which is designated by the Company as confidential and which could not otherwise be legally and legitimately obtained by the Investor. Nothwithstanding the foregoing, this Section 9.14 shall not prevent the Investor from disclosing information to any offices, agency or legislative body of the State of Connecticut.

      9.15    Legal Fees and Expenses.

              (a) The Company shall pay the reasonable legal fees and out-of-pocket expenses of special counsel to the Investor with
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respect to this Agreement and the transactions contemplated hereby, as well as pursuant to the August 1 agreements between the Company and the Investor, whether or not the Closing occurs. The Company shall also pay the reasonable legal fees and the fees of experts and consultants engaged by the Investor incurred with respect to the enforcement of this Agreement and/or with respect to responding to any request made by the Company for the consent of the Investor to any action that the Company wishers to take that is either barred under the terms of this Agreement or requires the consent of the Investor therefor.

              (b) If an investment banking firm is engaged in accordance with the provisions of this Agreement, the fees and expenses of such firm in connection with such engagement shall be divided equally between the Company and the Investor.

      9.16    Supercission of Prior Agreements; Releases.

              (a) This Agreement supersedes both (i) the Securities Purchase Agreement (the "Prior Purchase Agreement"), dated August 1, 1994, between the Company and the Investor, and (ii) the Supplement to Securities Purchase Agreement (the "Supplement"), dated as of August 1, 1994, between such parties. Notwithstanding the foregoing, however, (i) the representations and warranties made by the Investor in Section 2 of the Prior Purchase Agreement survive with respect to securities offered and sold thereunder, and (ii) the termination described in Section 2 of the Supplement remains in effect.

              (b) The Company acknowledges and agrees that (i) the Company has no claim or cause of action against CII; (ii) the Company has no offset rights, counterclaim or defense of any kind with respect to any of the Company's obligations, indebtedness or liabilities to CII and/or against CII for any reason whatsoever. The Company further unconditionally releases, waives, and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of CII to the Company, except the obligations to be performed by CII for the Company as expressly stated in this Agreement and other document executed in connection herewith; and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Company might otherwise have against CII or any of its directors, officers, shareholders, employees, agent and/or attorneys.
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                                     - 30 -


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    MEMRY CORPORATION
                                    57 Commerce Drive
                                    Brookfield, Connecticut 06804

                                    By: /s/ James G. Binch
                                        ----------------------------------------
                                        James G. Binch, President

                                    CONNECTICUT INNOVATIONS, INCORPORATED
                                    40 Cold Spring Road
                                    Rocky Hill, Connecticut 06067

                                    By: /s/ Victor R. Budnick
                                        ----------------------------------------
                                        Name: Victor R. Budnick
                                        Title: Acting Pres. & Exec. Dir.